CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Martin Beaulieu, the Principal Financial Officer of Altegris Advisors, L.L.C., the General Partner of Altegris Winton Futures Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 14, 2017

/s/ Martin Beaulieu
Martin Beaulieu
Principal Financial Officer
Altegris Advisors, L.L.C.
General Partner of Altegris Winton Futures Fund, L.P.